UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2018

FS KKR Capital Corp.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00757 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2018, following the consummation of the merger of Corporate Capital Trust, Inc. (“CCT”) with and into FS KKR Capital Corp. (the “Company”), the Company entered into a new investment advisory agreement (the “Amended Advisory Agreement”) with FS/KKR Advisor, LLC, the Company’s investment adviser (the “Advisor”), which replaced the existing investment advisory agreement, dated as of April 9, 2018 (the “Prior Advisory Agreement”), by and between the Company and the Advisor.

The Amended Advisory Agreement is substantially identical to the Prior Advisory Agreement, the material terms of which were described in the Company’s current report on Form 8-K filed on April 9, 2018, except that the Prior Advisory Agreement was amended to:

•	exclude cash and cash equivalents from the gross assets on which the annual base management fee is calculated;

•

revise the calculation of the cap on the subordinated incentive fee on income to take into account the historic per share pre-incentive fee return of both the Company and CCT, together with the historic per share incentive fees paid by both the Company and CCT; and

•	revise the calculation of incentive fees on capital gains to include historical net realized losses and unrealized depreciation of both the Company and CCT.

The Amended Advisory Agreement will remain in effect initially for two years, and thereafter will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the board of directors of the Company (the “Board”), or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the members of the Board who are not parties to the Amended Advisory Agreement, or “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”), of any such party. The Amended Advisory Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice (a) by the Company to the Advisor, (i) upon the vote of a majority of the outstanding voting securities of the Company (within the meaning of Section 2(a)(42) of the 1940 Act), or (ii) by the vote of the Board, or (b) by the Advisor to the Company. The Amended Investment Advisory Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

The Amended Advisory Agreement was approved by the Board on July 19, 2018 and by the Company’s stockholders at a meeting held on December 3, 2018

The foregoing description of the Amended Advisory Agreement, as set forth in this Item 1.01, is a summary only and is qualified in its entirety by reference to the text of the Amended Advisory Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Upon the effectiveness of the Amended Advisory Agreement, the Prior Advisory Agreement was terminated.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Investment Advisory Agreement, dated as of December 20, 2018, by and between FS KKR Capital Corp. and FS/KKR Advisor, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp.

Date: December 27, 2018	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel